Exhibit 3.1

State of DELAWARE

Office of SECRETARY OF STATE

I, Glenn C. Kenton *Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of* Certificate of Incorporation of the "DISCOVERY OIL, LTD.", as received and filed in this office the nineteenth day of November, A.D. 1980, at 10 o'clock A.M.

In Testimony Whereof, *I have hereunto set my hand and official seal at Dover this* nineteenth *day of* November *in the year of our Lord one thousand nine hundred and* eighty.

Glenn C. Kenton, Secretary of State

FORM 121

CERTIFICATE OF INCORPORATION

OF

DISCOVERY OIL, LTD.

The undersigned, for the purpose of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation and does hereby certify as follows:

FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is DISCOVERY OIL, LTD.

SECOND: The registered office of the Corporation is to be located in the City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent is The Corporation Trust Company, whose address is 100 West Tenth Street, Wilmington, Delaware.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: A. Authorized Shares. The total number of shares which the Corporation shall be authorized to issue is

20,000,000, of which 15,000,000 shares shall be Common Stock, $.01 par value, per share, and 5,000,000 shares shall be Preferred Stock, of the par value of $1.00 per share.

B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in series and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include but shall not be limited to the authority to determine the following:

I. The designation of such series.

II. The number of shares initially constituting such series.

III. The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

IV. The rate or rates and the times at which dividends on the shares of such series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

V. Whether or not the shares of such series shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

VI. The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of such shares shall be entitled to be paid, or to have set apart for payment, not less than $1.00 per share before the holders of shares of the Common Stock or the holders of any other class of stock ranking junior to the Preferred Stock as to rights on liquidation shall be entitled to be paid anv amount or to have any amount set apart for payment.

VII. Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided

by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

VIII. Whether or not a sinking fund shall be provided for the redemption of the shares of such series, and, if such a sinking fund shall be provided, the terms and conditions thereof.

IX. Whether or not a purchase fund shall be provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof.

X. Whether or not the shares of such series shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

XI. Any other relative rights, preferences and limitations.

C. Common Stock.

I. Subject to any preferential dividend rights applicable to shares of the Preferred Stock, the holders of

shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

II. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

III. Except as otherwise determined by the Board of Directors of the Corporation pursuant to the provisions of paragraph VII of Part B of this ARTICLE FOURTH, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting; except that at all elections of directors of the Corporation, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision) he would then be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors upon whose election he is then entitled to vote, and he may

cast all of such votes for a single candidate or may distribute them among some or all of the candidates, as he may see fit.

FIFTH: The name and mailing address of the incorporator is:

Name	Mailing Address
Andrew V. Ippolito	2049 Century Park East Suite 890 Los Angeles, California 90067

SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may

be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the By-Laws. The By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any by-law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 4th day of November, 1980.

[signature] (L.S.)
Andrew V. Ippolito

State
of
DELAWARE

Office of SECRETARY OF STATE

I, Glenn C. Kenton, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of

Certificate of Amendment

filed in this office on August 4, 1982.

Glenn C. Kenton, Secretary of State

BY: K. Sagg

DATE: August 4, 1982

Form 130

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Discovery Oil, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Discovery Oil, Ltd. (the "Corporation"), at a special meeting duly held, duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

> RESOLVED, that Paragraph A of Article Fourth of the Certificate of Incorporation be amended to read as follows:
>
> FOURTH: A. Authorized Shares. The total number of shares which the Corporation shall be authorized to issue is 30,000,000, of which 25,000,000 shares shall be Common Stock par value $.01 per share, and 5,000,000 shares shall be Preferred Stock, par value $1.00 per share; and
>
> RESOLVED, that a new Article FIFTH be added to the Certificate of Incorporation. New Article FIFTH would read as follows:
>
> "FIFTH: (A) Except as otherwise expressly provided in this Article FIFTH:

(i) any merger or consolidation of the Corporation with or into any other corporation; or

(ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity, shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 5 percent or more of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote.

The provisions of this Article FIFTH shall not apply to any transaction described in clauses (i) or (ii) of this Article, (a) with another corporation, person or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person, or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 5 percent or more of the outstanding shares of capital stock of the Corporation entitled to vote; or (b) which has been approved by resolution adopted by at least 70% of the whole Board of Directors of the Corporation at any time prior to the consummation thereof.

For the purposes of this Article FIFTH, a corporation, person, or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) of this paragraph above), by any other corporation, person, or other entity (a) with which it or its "affiliate" or "associate" (as referenced below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or (b) which is its "affiliate" or "associate" as those terms were defined in Rule 12-b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on April 1, 1982. For the purpose of this Article FIFTH, the outstanding shares of capital stock of the Corporation shall include shares deemed owned through the application of clauses (i) and (ii) of this paragraph but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article FIFTH, on the basis of information then known to it, whether (a) any corporation, person or other entity beneficially owns, directly or indirectly, 5 percent or more of the outstanding shares of capital stock of the Corporation entitled to vote, (b) any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation and, (c) the memorandum of

understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article FIFTH.

(B) In the event any transaction referred to in Section A of this Article FIFTH which required the vote of sixty-six and two-thirds percent (66-2/3%) of the holders of stock of the Corporation provided for therein is approved by the stockholders in accordance with the provisions thereof, such transaction shall not be consummated unless each of the Corporation's stockholders, who indicate by written notice to the Corporation prior to the consummation of such transaction their opposition thereto, shall receive incident to the consummation of any such transaction, if they so elect, a price for their shares of stock of the Corporation which shall not be less than the higher of (i) seventy-five percent (75%) of the highest price previously paid by such other corporation, person or other entity referred to in Section (A) for any of its shares of the Corporation's stock of that class or (ii) a price which bears the same or greater percentage relationship to the market price of the Corporation's Common Stock immediately prior to the announcement of the subject transaction, as seventy-five percent (75%) of the highest price per share of the Corporation's Common Stock that such other corporation, person or other entity had previously paid bears to the market price of the Corporation's Common Stock immediately prior to the time such other corporation, person or other entity initially acquired any such stock. Such price shall be paid in cash at the time of consummation of the subject transaction to each of the Corporation's stockholders who oppose the subject transaction as referred to hereinabove for any or all of their shares of Common Stock of the Corporation which they may tender for purchase.

(C) This Article FIFTH may not be amended or rescinded except by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting;" and

RESOLVED, that the present Articles FIFTH, SIXTH and SEVENTH of the Certificate of Incorporation shall be renumbered as Articles SIXTH, SEVENTH and EIGHTH, respectively.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That each one of the said amendments was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Andrew V. Ippolito, its Chairman

of the Board, and attested by Patricia Estrada, its Assistant Secretary, this 13th day of July 1982.

DISCOVERY OIL, LTD.

By ______________________
Andrew V. Ippolito,
Chairman of the Board

ATTEST

By ______________________
Patricia Estrada,
Assistant Secretary